Exhibit 99.3

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned persons hereby constitutes and appoints Alan Jay Goldstein and Barry L. Fischer, and each of them, with full power to act without the other and with full power of substitution, his or its true and lawful attorney-in-fact, for him or it and in his or its name, place and stead to execute, acknowledge, deliver and file any and all filings required by Sections 13 and 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, respecting securities beneficially owned by him or, including, but not limited to, Schedules 13D, Schedules 13G, Forms 3, Forms 4, and Forms 5.

The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than those named herein.

Each of the undersigned agrees and represents to those dealing with its attorney-in-fact herein, Alan Jay Goldstein and Barry L. Fischer, that this Power of Attorney may be voluntarily revoked only by written notice to such attorney-in-fact.

WITNESS THE EXECUTION HEREOF, June 2, 2015.

SABRA INVESTMENTS, LP

By:	/s/ Zvi Rhine

Name:	Zvi Rhine
Title:	Principal

SABRA CAPITAL PARTNERS, LLC

By:	/s/ Zvi Rhine

Name:	Zvi Rhine
Title:	Principal

/s/ Zvi Rhine
Zvi Rhine

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Ronald L. Chez, has made, constituted and appointed, and by these presents does hereby make, constitute and appoint Alan Jay Goldstein and Barry L. Fischer, each with full power of substitution, his true and lawful attorney-in-fact, for him and in his name, place and stead to execute, acknowledge, deliver and file any and all filings required by Sections 13 and 16 of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder, respecting securities beneficially owned by him, including, but not limited to, Schedules 13D, Schedules 13G, Forms 3, Forms 4, and Forms 5.

The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than those named herein.

The undersigned agrees and represents to those dealing with its attorney-in-fact herein, Alan Jay Goldstein and Barry L. Fischer, that this Power of Attorney may be voluntarily revoked only by written notice to such attorney-in-fact.

WITNESS THE EXECUTION HEREOF, July 10, 2009.

/s/ Ronald L. Chez
Ronald L. Chez